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                                                                    Exhibit 99.1

MEDIA CONTACT:    Tom Adkinson
E-MAIL:           tadkinson@gaylordentertainment.com
TELEPHONE:        615.316.6302

INVESTOR CONTACT: J. Russell Worsham
E-MAIL:           rworsham@gaylordentertainment.com
TELEPHONE:        615.316.6564

                GAYLORD ENTERTAINMENT TO BROADCAST THIRD QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (Oct. 19, 2000) - Gaylord Entertainment Company (NYSE: GET) today announced it will provide an online Web simulcast and rebroadcast of its 2000 third quarter earnings release conference call.

         The live broadcast of Gaylord Entertainment's quarterly conference call will be available online at www.streetevents.com and www.vcall.com. The call is scheduled to begin at 4:15 p.m. EDT on October 26, 2000. The online replay will follow shortly after the call and continue through November 26, 2000.

         Gaylord Entertainment is a diversified entertainment company whose businesses operate in three groups: hospitality and attractions, creative content and interactive media. It is headquartered in Nashville, Tenn., and its stock is traded on the New York Stock Exchange (symbol: GET).




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